UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2024

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2024, pursuant to the terms of the Series A-1 Preferred Stock of Eos Energy Enterprises, Inc. (the “Company”), the holders of Series A-1 Preferred Stock elected Gregory Nixon to serve on the board of directors of the Company.

Mr. Nixon is Head of Strategic Investments, Senior Managing Director and Senior Legal Counsel for Cerberus Capital Management (“Cerberus”). In his role at Cerberus, he focuses on investment opportunities with the potential to drive technological, security, and defense advancements across sectors and geographies. Previously, Mr. Nixon served as managing director of Cerberus Operations and Advisory Company and has served on the Board of Directors for several Cerberus portfolio companies. Prior to rejoining Cerberus in 2021, Mr. Nixon served in a variety of senior executive roles. His experience includes leadership roles at DynCorp International (a Cerberus portfolio company), CH2M Incorporated, McKinsey and Company, and Booz Allen Hamilton Inc. He also served as an executive advisor to Tracker Capital Management, a venture capital investor founded by Cerberus Co-Founder and Co-Chief Executive Officer, Steve Feinberg, that invests in high-potential technology growth companies.

He is a Director on the board of Business Executives in National Security and a Director of Red River Corporation and StratoLaunch Corporation.

Mr. Nixon has a law degree from Georgetown University Law Center and a B.S. in mechanical engineering from Tuskegee University. He is also a retired Air Force Judge Advocate General (JAG) Officer (Lt. Colonel). Mr. Nixon is a recent adjunct professor of law at Howard University Law School and formerly served on the Board of Directors of the Thurgood Marshall Scholarship Fund as well as the National Inventors Hall of Fame. He is also a member of the Economic Club of Washington and the Executive Leadership Council.

Mr. Nixon does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Nixon and any other person pursuant to which he was elected as a director of the Company.

In connection with Mr. Nixon’s appointment to the Board, it is anticipated that Mr. Nixon will enter into an indemnification agreement with the Company (the “Indemnification Agreement”). The Indemnification Agreement will provide that the Company shall indemnify Mr. Nixon to the fullest extent permitted by applicable law, in third-party proceedings and in proceedings by or in the right of the Company. The Company will also be required to indemnify Mr. Nixon against certain expenses. The Indemnification Agreement will remain in effect so long as the Preferred Holders have the right to appoint a director of the Company or such Preferred Holder appointed director, serves as a director or officer of the Company.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Form of Indemnification Agreement for Preferred Stock directors.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2024	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Nathan Kroeker
	Name:	Nathan Kroeker
	Title:	Chief Financial Officer

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